Exhibit 5.1

October 22, 2024

SRM Entertainment, Inc.

1061 E. Indiantown Rd., Ste. 110

Jupiter, FL 33477

RE:	Registration Statement on Form S-3 (File No. 333-282028)

Ladies and Gentlemen:

We have acted as counsel to SRM Entertainment, Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) on the date hereof, pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Act”) of the Company’s prospectus supplement, dated October 21, 2024 (the “Prospectus Supplement”), forming part of the registration statement on Form S-3 (File No. 333-282028), initially filed by the Company with the Commission on September 11, 2024, and declared effective on September 19, 2024 (the “Registration Statement”). The Prospectus Supplement relates to the proposed sale of 1,711,477 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at a price of $0.61 per share, pursuant to a Securities Purchase Agreement, by and between the Company and four investors named therein (each a “Securities Purchase Agreement”). Three Securities Purchase Agreements, each dated as of October 18, 2024, were entered into with three investors, and one Securities Purchase Agreement, dated as of October 19, 2024, was entered into with a single investor.

In rendering the opinion set forth herein, we have examined the originals, or photostatic or certified copies, of (i) the Articles of Incorporation and the Bylaws of the Company, each as amended and/or restated as of the date hereof, (ii) certain resolutions of the Board of Directors of the Company related to the filing of the Registration Statement and the Prospectus Supplement, the authorization and issuance of the Shares, and related matters, (iii) the Registration Statement and all exhibits thereto, (iv) the Prospectus Supplement and the base prospectus, dated September 11, 2024, included in the Registration Statement (the “Base Prospectus” and together with the Prospectus Supplement, the “Prospectus”), (v) the Securities Purchase Agreement, and (vi) such other records, documents and instruments as we deemed relevant and necessary for purposes of the opinion stated herein.

We have relied upon such certificates of officers of the Company and of public officials and statements and information furnished by officers of the Company with respect to the accuracy of material factual matters contained therein which were not independently established by us. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies, and the authenticity of the originals of such copies.

In making the foregoing examination we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies, and the authenticity of the originals of such copies. As to all questions of fact material to this opinion, where such facts have not been independently established, we have relied, to the extent we have deemed reasonably appropriate, upon representations or certificates of officers of the Company or governmental officials.

We have not considered, and express no opinion herein as to, the laws of any state or jurisdiction other than the General Corporation Law of the State of Nevada and the laws of the State of New York, as currently in effect. We do not express any opinion with respect to any other laws, or the laws of any other jurisdiction (including, without limitation, any laws of any other jurisdiction which might be referenced by the choice-of-law rules of the Opined Law) or as to the effect of any such other laws on the opinions herein stated.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Shares have been duly authorized and, when issued and delivered in accordance with the Securities Purchase Agreement against payment in full of the consideration payable therefor as contemplated by the Securities Purchase Agreement, the Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 8-K to be filed with the Commission. We further consent to the reference to our firm under the caption “Legal Matters” in the Prospectus constituting a part of the Registration Statement. In giving this consent, we are not admitting that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder. This opinion is given as of the date hereof and we assume no obligation to update or supplement such opinion after the date hereof to reflect any facts or circumstances that may thereafter come to our attention or any changes that may thereafter occur.

Very Truly Yours,

/s/ Lucosky Brookman LLP
Lucosky Brookman LLP